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                                                                   EXHIBIT 23.01




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 12, 2004 accompanying the consolidated financial statements of Nematron Corporation and Subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2003. We consent to the incorporation by reference in the Registration Statements of the Company on Forms S-3 (Registration No.'s 333-1314, 333-15959) and Forms S-8 (Registration No.'s 333-1136, 333-1138, and 333-12379) of the aforementioned report.



/s/ Grant Thornton LLP
Southfield, Michigan
March 12, 2004